FIT N-SAR 10.31.17

Sub-Item 77 Q1(e): Copies of any new or amended Registrant investment advisory contracts

Investment Advisory Agreement dated March 21, 2017 between the Registrant and Rondure Global Advisors, LLC with respect to the Rondure New World Fund and Rondure Overseas Fund, is hereby incorporated by reference to Exhibit (d)(43) to Post-Effective Amendment No. 191 to the Registrant’s Registration Statement on Form N-1A filed on March 23, 2017, accession number: 0001398344-17-003837.